UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 27, 2017

Wayne Savings Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-23433	31-1557791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

151 N. Market St, Wooster, Ohio 44691
(Address of Principal Executive Offices) (Zip Code)

(330) 264-5767
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 27, 2017, Wayne Savings Bancshares, Inc. (the "Company") notified the NASDAQ Stock Market of its intent to file a Notification of Removal from Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”) on or about November 7, 2017 to effect the voluntary delisting of its common stock from NASDAQ. The Company expects the delisting will be effective on or about November 17, 2017. The Company also announced its intention to terminate the registration of its common stock under Section 12(g) of the Exchange Act and to suspend its periodic reporting obligations with the SEC. The Company expects that its common stock will be quoted on the OTCQX Market beginning on or about November 20, 2017.

A copy of the press release announcing the Corporation’s intention to delist and deregister the Shares is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

          (a) - (c)         Not applicable.
          (d)                 Exhibits.

Exhibit Number	Description

99	Press Release of Wayne Savings Bancshares, Inc. dated October 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wayne Savings Bancshares, Inc.

Date: October 27, 2017	By:	/s/ James R. VanSickle II
James R. VanSickle II
President and Chief Executive Officer